ASTEC INDUSTRIES, INC.

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 29, 1994



TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Astec Industries, Inc., a Tennessee corporation (the "Company") will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 29, 1994, at 10:00 A.M., Chattanooga time, for the following purposes:

    1. To elect four directors in Class II to serve until the annual meeting of shareholders in 1997, or in the case of each director until his successor is duly elected and qualified; and

    2.   To   transact  such  other  business  as  may   properly
         come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 10, 1994 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed.
A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the offices of the Company from March 14, l994 through the Annual Meeting.

                                  By Order of the Board of Directors

                                  [signature]

                                  ALBERT E. GUTH,
                                  Secretary



Dated:  March 18, 1994

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                   ASTEC INDUSTRIES, INC.
                     4101 Jerome Avenue
                Chattanooga, Tennessee  37407
                       (615) 867-4210

                       PROXY STATEMENT
               ANNUAL MEETING OF SHAREHOLDERS
                       APRIL 29, 1994


     The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 29, 1994, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the
Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or
(iii) attending the Annual Meeting and voting in person.

     This Proxy Statement is being mailed by the Company to its shareholders on or about March 18, 1994. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1993, including financial statements, is being sent to the shareholders with this Proxy Statement.

     Only holders of record of the Company's Common Stock as of the close of business on March 10, 1994 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 9,796,402 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.


                    ELECTION OF DIRECTORS

     The  Board  of  Directors  of the Company  is  divided  into three classes, with the term of office of each class ending in successive years. The terms of directors of Class II expire with this Annual Meeting. The directors of Class III and Class I will continue in office until the 1995 and 1996 annual meetings of shareholders, respectively. At the present time there are three directors in Class I, four directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the re-election of the four directors in Class II.

      If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the four Class II nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class II director will be elected to hold office until the 1997 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

      The Board of Directors recommends that shareholders check "Authority Granted" to vote for the election of all of the nominees. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of the nominees.
Certain Information Concerning Nominees and Directors

     The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which they were first elected directors, their position(s) with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company
under  the  Investment  Company  Act  of  1940,  the  number   of
shares  of  the  Company's  Common Stock  beneficially  owned  by them on March 10, 1994, and the percentage of the 9,796,402 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the Board and its Committees" below.



                    NOMINEES FOR DIRECTOR
                          Class II
      For Three-Year Term Expiring Annual Meeting 1997


                    Positions with the Company,         Shares of Common Stock
Name, Age, and      Principal Occupations During        Beneficially Owned and
Year First          At Least Past Five Years,           Percent of Common
Elected Director    and Other Directorships             Stock Outstanding (1)

Daniel K. Frierson
      (51)
(nominated  1994)  Mr.  Frierson has  been  the  Chief
                   Executive Officer  of  Dixie Yarns,
                   Incorporated,  a  public  company  in         NONE
                   the   textile   manufacturing  business,
                   since  1979   and   has served  as
                   Chairman  of the Board of such  company
                   since  1987. Mr.  Frierson  also  serves
                   as  a  director  on  the  board   of
                   American National Bank.


E. D. Sloan, Jr.
     (64)
    (1978)         Mr.  Sloan  is  Chairman of the Board
                   of  Nolas  Trading Company,   Inc.,  a
                   privately  owned  investment  concern, and
                   served  from  1984  through 1987 as the
                   Chairman  of  the  Board of Sloan
                   Construction Co., Inc.                       251,000 (2)
                                                                  2.56%


George C. Dillon
     (71)
    (1986)          Mr.   Dillon   was  a  director
                    of  the   Barber-Greene Company  from
                    1981  to December 1986 when the  Company
                    acquired Barber-Greene.   Mr.  Dillon
                    is also  currently  a  director  of
                    Phelps   Dodge  Corporation,  Newhall
                    Land  &  Farming  Company, and was
                    formerly  the  Chairman  of  the  Board
                    of Butler Manufacturing Co. (3)                 2,200



                            NOMINEES FOR DIRECTOR
                             Class II (continued)
                For Three-Year Term Expiring Annual Meeting 1997


                      Positions with the Company,   Shares of Common Stock
Name, Age, and        Principal Occupations During  Beneficially Owned and
Year First            At Least Past Five Years,     Percent of Common
Elected Director      and Other Directorships       Stock Outstanding (1)

Robert G. Stafford
     (53)
    (1988)            Mr. Stafford has served as
                      President of Telsmith,Inc., a
                      subsidiary of the Company, since
                      April 1991.  Previously, he served
                      as President of the Company's Telsmith
                      division from January 1991 until April
                      1991, and as President of the
                      predecessor Telsmith, Inc., a subsidiary of
                      the Company's Barber-Greene subsidiary,
                      from January 1987 until December 1990.
                      Mr. Stafford served as Vice President-
                      Operations of Barber-Greene and General
                      Manager of Telsmith from 1984 until
                      the Company's acquisition of Barber-Greene
                      in December 1986.(5)                           58,619(4)


                            MEMBERS OF BOARD OF DIRECTORS
                                CONTINUING IN OFFICE
                                     Class III
                          Term Expiring Annual Meeting 1995


                    Positions with the Company,         Shares of Common Stock
Name, Age, and      Principal Occupations During        Beneficially Owned and
Year First          At Least Past Five Years,           Percent of Common
Elected Director    and Other Directorships             Stock Outstanding (1)

J. Don Brock
   (55)
  (1972)             Dr.  Brock  has  been  President
                     and  Treasurer  of  the Company
                     since  its  incorporation  in  1972,
                     and assumed the additional position
                     of  Chairman of  the  Board  in  1975.
                     He earned  his  Ph.D.  degree  in
                     mechanical  engineering  from  the
                     Georgia   Institute  of Technology
                     and  also serves as a director of
                     Crown Andersen Inc.                      2,220,000(6)
                                                                  22.66%


Albert E. Guth
   (54)
  (1972)             Mr.  Guth  has  been  Chief  Financial
                     Officer of the Company   since  1987,
                     Senior  Vice  President  of  the  Company
                     since 1984, and Secretary of the Company
                     since 1972.                                 32,000 (7)


W. Norman Smith
    (54)
  (1982)              Mr. Smith has served as the President
                      of Heatec, Inc., a subsidiary of the
                      Company, since 1977.                       166,570 (8)
                                                                    1.7%


                            Class III (continued)
                       Term Expiring Annual Meeting 1995

                      Positions with the Company,       Shares of Common Stock
Name, Age, and        Principal Occupations During      Beneficially Owned and
Year First            At Least Past Five Years,         Percent of Common
Elected Director      and Other Directorships           Stock Outstanding (1)

James R. Spear
   (72)
  (1978)              Mr.  Spear  served  as a financial
                      consultant  to  the  Company from
                      1986  to  1989.  Previously, he served
                      as  Executive  Vice President and Chief
                      Financial  Officer  of  Gifford-Hill &
                      Company, Inc., a cement and construction
                      materials company.                         10,000 (9)


                                      Class I
                           Term Expiring Annual Meeting 1996


                    Positions with the Company,         Shares of Common Stock
Name, Age, and      Principal Occupations During        Beneficially Owned and
Year First          At Least Past Five Years,           Percent of Common
Elected Director    and Other Directorships             Stock Outstanding (1)


Joseph Martin, Jr.
     (78)
    (1986)          Mr.  Martin has been a partner
                    in the law firm  of Pettit  &
                    Martin in San Francisco, California
                    since 1955.   He served  as  a
                    director  of Barber-Greene Company
                    from  February 1984  until  December
                    1986  when the  Company  acquired  Barber-
                    Greene.  (3)                                  2,000


Jerry F. Gilbert
    (48)
   (1991)            Mr.  Gilbert  has  served as  the
                     President  of  Trencor Jetco,  Inc.,
                     a subsidiary  of the  Company,  since
                     1988  when the  Company  acquired
                     all  of  the  outstanding  stock  of its
                     predecessor   corporation,  Trencher
                     Corporation of America. Mr.  Gilbert
                     had  served  as President of  Trencher
                     Corporation of America since 1981.            17,827(10)


G. W. Jones
  (67)
 (1993)              Mr. Jones has served as a director of
                     the Company since July, 1993.  While
                     currently retired, Mr. Jones served
                     as president of APAC, Inc., a subsidiary
                     of Ashland Oil, Inc., and as Senior Vice
                     President of Ashland Oil, Inc., from 1987
                     to 1992.                                       2,000



(1)   The   amounts   of  the  Company's   Common  Stock   beneficially  owned
      are  reported  on  the  basis   of  regulations   of   the   Securities
      and  Exchange   Commission  governing   the  determination  of
      beneficial ownership of securities.    The  beneficial  owner  has  both
      voting and dispositive  power  over  the shares of  Common  Stock,
      unless otherwise  indicated.   As indicated,  certain  of  the  shares
      included  are  beneficially owned  by  the  holders  by  virtue of their ownership of options to purchase Common Stock under  the
      1986  Stock Option Plan or the  1992  Stock  Option   Plan  and
      such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock
      owned.  Unless  indicated  in  the table,   the  number  of  shares
      included in the table as beneficially   owned  by  a  director  or
      nominee does not exceed   one  percent  of  the  Common  Stock  of  the
      Company outstanding on March 10, 1994.

(2)  Includes  100,000  shares held of record  by  Nolas  Trading
     Company, Inc., a corporation of which Mr. Sloan owns all of the issued and outstanding shares of common stock, and 150,000 shares held of record by Nolas Trading Company, Inc. Pension Trust.

(3) In connection with the acquisition of Barber-Greene in 1986, the Company entered into an oral agreement with B.V. Oceanic Finance Company, an affiliate of Overseas Lending Corporation, to nominate Messrs. Martin and
     Dillon to serve on the Company's Board of Directors. Messrs. Martin and Dillon no longer serve or are nominated pursuant to any agreement.

(4)  Includes   37,000   shares   subject    to
     options under the Company's 1986 Stock Option Plan, 20,000 shares subject to options under the Company's 1992 Stock Option Plan, and 1,377 shares held in the Company's 401(k) Plan over which Mr. Stafford has no voting power.

(5)  Telsmith,  Inc.,  a  Wisconsin  corporation
     and wholly owned subsidiary of Barber-Greene, was merged into Barber-Greene effective January 1, 1991 to form the
     Telsmith division of the Company. On April 17, 1991 the Barber-Greene paving equipment business was sold to Caterpillar Paving Products Inc. Following such sale, Barber-Greene, a Delaware corporation, changed its name to Telsmith, Inc.

(6)  Does   not  include  443,800  shares   held
     beneficially  by  Edna  F.  Brock,  Dr.  Brock's  mother,  over which shares he has no voting or dispositive power. Does include 40,000 shares subject to options under the Company's 1986 Stock Option Plan.

(7)  Includes   10,000   shares   subject    to
     options under the Company's 1992 Stock Option Plan.

(8)  Includes   10,000   shares   subject    to
     options under the Company's 1986 Stock Option Plan, 8,000 shares subject to options under the Company's 1992
     Stock Option Plan, and 5,000 shares owned by Mr. Smith's children.

(9)  All  10,000  shares  are  owned beneficially  by  Mr.  Spear
     through   a  living  trust  pursuant  to  which  he   and   his
     spouse    are    joint   trustees   with   sole   voting    and
     dispositive power.

(10) Includes 10,000 shares subject to options under the Company's 1992 Stock Option Plan and 1,027 shares held in the Company's 401(k) Plan over which Mr. Gilbert has no voting power.


Other Information about the Board and its Committees

    Meetings. During 1993, the Board of Directors held 5 meetings, and the Board's Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors.


    Committees. The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Technical Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the Board's Committees is set forth below.

     Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith and Guth. The Executive Committee did
     not meet during 1993, all action of the Executive Committee was taken by unanimous written consent.

     Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Spear (Chairman), Martin, Dillon, and Jones. During 1993, the Audit Committee held three meetings.

     Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer both of the Company's stock option plans. The current members of the Compensation Committee are Messrs. Sloan (Chairman), Spear, Dillon, Martin and
     Jones.   During  1993, the Compensation  Committee  did  not
     meet.

     Technical Committee. The Technical Committee met one time in 1993 to review the Company's product lines and to consider new areas of technical design. The current members of the Technical Committee are Dr. Brock (Chairman) and Messrs. Mize, Stafford, and Smith.



Common Stock Ownership of Management

   Based on available information, the Company believes that its directors and executive officers as a group beneficially owned the following number of shares of Common Stock as of March 10, 1994:

Title of Class                Shares Beneficially Owned       Percent of Class

Common Stock, $.20 Par Value         2,824,316                    28.83%

    The   table  includes  157,000  shares  which  the  executive
officers   have  the  right  to  acquire  pursuant  to  currently
exercisable  options  under  the Company's  stock  option  plans.
Such   shares   issuable   upon   exercise   of   all   currently
exercisable   options   are  assumed  to   be   outstanding   for
purposes  of  determining the percent  of  shares  owned  by  the group.


Common Stock Ownership of Certain Beneficial Owners

   The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.


                                                  Amount and
                                                  Nature of
                                                  Beneficial     Percent
Name and Address of Beneficial Owner   Date       Ownership      of Class(1)

J. Don Brock                         March 10,    2,220,000(2)   22.66%
  Astec Industries, Inc.               1994
  P.O. Box 72787
  4101 Jerome Avenue
  Chattanooga, Tennessee  37407


Overseas Lending Corporation        March 10,      554,000 (3)     5.66%
  c/o Enpro International N.V.         1994
  345 Avenue of the Americas
  New York, New York  10105

FMR Corp.                            March 10,      838,700 (4)     8.56%
  82 Devonshire Street                 1994
  Boston, Massachusetts 02109


    (1) The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

   (2) Includes 40,000 shares subject to options under the 1986 Stock Option Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 443,800 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. This information is based on the filing of a Form 13G with the Securities and Exchange Commission, a copy of which has been provided to the Company.

   (3) Overseas Lending Corporation ("Overseas") received 400,000 shares of the Company's Common Stock pursuant to an Assignment and Assumption Agreement, dated December 29, 1986, under which B.V. Oceanic Finance Company (OFC) ("Oceanic"), an affiliate of Overseas, transferred to Overseas its right to receive 400,000 shares of Common Stock. Oceanic acquired the right to receive such shares of Common Stock in connection with the Company's acquisition of Barber-Greene and pursuant to a Debenture Settlement Agreement dated October 20, 1986 among the Company, Barber-Greene, and Oceanic and pursuant to which Oceanic cancelled approximately $15 million in Barber-Greene indebtedness. Overseas acquired an additional 77,000 shares of Common Stock in open market purchases during December 1990 and sold 200,000 shares in connection with the Company's secondary stock offering last year.

     (4)       Fidelity    Management    &    Research    Company
("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 825,400 of such shares as a result of acting as investment advisor to several investment companies registered under
Section  8  of  the  Investment Company Act of  1940,  and  as  a
result   of  acting  as  sub-advisor  to  Domestic  Values   Fund
("FMR   Account").   Edward  C.  Johnson  3d,  Chairman  of   FMR
Corp., FMR Corp., through its control of Fidelity, and the funds each has sole dispositive power over 821,300 shares owned  by  the  funds,  however, the  funds'  Board  of  Trustees
have   sole  voting  power  which  is  carried  out  by  Fidelity under written guidelines established by the funds' Board of Trustees. FMR Corp., through its control of Fidelity, and the FMR Account each has sole voting and dispositive power over the 4,100 shares owned by the FMR Account. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 13,300 shares, over which FMR Corp., through its control of FMTC, has sole voting and dispositive power. The foregoing information is based on the filing of a Form 13G with the Securities and Exchange Commission, a copy of which has been provided to the Company.


Executive Compensation

        The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1991, 1992 and 1993 for (i) the President of the Company and (ii) each of the four other most highly compensated executive officers of the Company
(determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").


                 Summary Compensation Table

   Name and                      Annual Compensation          All Other
Principal Position      Year    Salary ($)   Bonus ($)       Compensation
                                                               ($)(1)(2)


J. Don Brock            1993    220,000        110,000              4,590
  Chairman of the
  Board, President      1992    214,200         69,079              5,496
  and Treasurer         1991    210,000         38,850


Robert G. Stafford      1993     134,885         62,775              2,561
  President of
  Telsmith, Inc.        1992     127,442         63,750              3,683
                        1991     119,981         51,000


Jerry F. Gilbert        1993     130,000          24,050              2,998
  President of Trencor
 Jetco, Inc.            1992     125,000          18,750              3,342
                        1991     100,808          27,500


Albert E. Guth          1993     125,000          40,000               2,864
  Chief Financial
  Officer, Senior       1992     120,500          15,000               3,498
  Vice President
  and Secretary         1991     120,211          15,000


W. Norman Smith         1993     107,000          39,055                3,219
  President of
  Heatec, Inc.          1992     105,086          51,036                3,666
                        1991     103,419          42,543

(1)  In  accordance  with  the  transitional provisions  applicable to  the  revised  rules  on executive officer  and  director
     compensation  disclosure  adopted  by  the  Securities   and
     Exchange Commission, amounts of All Other Compensation are excluded for the Company's 1991 fiscal year.


(2)  The   compensation  reported  under  All  Other   Compensation
     represents   (a)  contributions  to  the  Company's   401(k)
     Plan  on  behalf  of the Named Executive Officers  to  match
     1993   pre-tax   elective  contributions   (included   under
     salary and bonus) made by each Named Executive Officer to such plan; and (b) insurance premiums on term life insurance  policies for the benefit of  each  of  the  Named
     Executive   Officers.   Company  contributions   under   the
     401(k)  Plan  for  the  1993 fiscal year  were  as  follows:
     $4,497  to  Dr.  Brock; $2,249 to Mr.  Stafford;  $2,975  to
     Mr.   Gilbert;  $2,800  to  Mr.  Guth;  and  $3,161  to  Mr.
     Smith.   The  amount  of  insurance  premium  paid  for  the
     benefit  of  each  of the Named Executive Officers  for  the
     1993 fiscal year was: $93 for Dr. Brock; $312 for Mr. Stafford; $23 for Mr. Gilbert; $64 for Mr. Guth; and
     $58  for  Mr.  Smith.   The  Named Executive  Officers  have
     no interest in the cash surrender value of the term life insurance policies.

    The Company did not grant any stock options to its Named Executive Officers or other employees during 1993, however, due to a 2-for-1 share split in the form of a 100% share dividend distributed to the shareholders of the Company on September 10, 1993, all outstanding stock option grants under both of the Company's stock option plans were adjusted to reflect a 2-for-1 increase in the number of shares of the Company's Common Stock purchasable upon exercise of the options.

     There   were  no  stock  option  exercises  by   the   Named
     Executive Officers during 1993. The following table shows the number of shares covered by both exercisable and non-
     exercisable stock options as of December 31, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.


                            Fiscal Year-End Option Values

                  Number of Securities
                       Underlying                    Value of Unexercised
                   Unexercised Options               In-the-Money Options
                 at Fiscal Year-End (#)              at Fiscal Year-End($)


Name             Exercisable   Unexercisable      Exercisable    Unexercisable

J. Don Brock        40,000                         $560,000

Robert G. Stafford  57,000                         $737,400

Jerry F. Gilbert    10,000                         $121,250

Albert E. Guth      10,000                         $121,250

W. Norman Smith     18,000                         $237,000


   Pension Plan. The Company does not operate any defined benefit or actuarial plans for its employees, other than the defined benefit plan for the Telsmith plant or shop union employees. Formerly, the Barber-Greene Company (now Telsmith, Inc.), a subsidiary of the Company, operated a defined benefit plan under which one of the Named Executive Officers, Mr. Stafford, retains some benefits. This Pension Plan was frozen in August of 1986, and no additional benefits are scheduled to accrue thereunder. As of the end of  the  1993  fiscal  year,  Mr. Stafford  had  eight  and  one-
third years of credit under the Pension Plan, with an estimated annual benefit payable upon retirement of $8,385.

   Compensation of Directors. The Company's current policy regarding the compensation of directors is to pay directors who are not full-time employees of the Company a fee of $6,000 per year for services as a director, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per Committee meeting attended or $300 if the Committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

   Employment Contracts. The Company 's subsidiary, Trencor Jetco, Inc. ("Trencor Jetco") has an employment agreement with Mr. Jerry F. Gilbert expiring on December 31, 1994.
The agreement provides for a base salary of $125,000, $130,000 and $135,000 per year for the calendar years ending December 1992, 1993 and 1994, respectively. The agreement further provides for an annual bonus to be paid pursuant to the Company's Performance Rating Management Bonus Plan. In
the event that the Company sells or otherwise disposes of Trencor Jetco as a going concern, Mr. Gilbert is entitled to receive the full compensation provided for in the agreement from the Company through the term of the agreement.

      Compensation Committee Interlocks and Insider Participation. The current members of the Company's Compensation Committee are Messrs. Sloan (Chairman), Spear, Dillon, Martin, and Jones, none of which served as an officer or employee of the Company during the 1993 fiscal year. Mr. Spear did serve as a financial consultant to the Company from 1986 to 1989.


    Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock
Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and
computer   equipment   over  the  same   period   (assuming   the
investment of $100 in the Company's Common Stock , the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1988, and reinvestment of all dividends).



                 GRAPH APPREARS HERE ON PAPER COPY





      Comparison of Five Year-Cumulative Total Returns
                   Astec Industries, Inc.

                 Year-End Cumulative Returns

                          1988    1989    1990    1991    1992    1993

Astec Industries, Inc.    100     51.5    19.1    38.2   119.1   180.9
Nasdaq Stock Market       100    121.2   103.0   165.2   192.1   219.2
Peer Index                100    102.9   101.3   141.0   185.9   190.3


   Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 536 companies, including the Company, in the Standard Industrial
Classification ("SIC") Code Group 35 - industrial and commercial machinery and computer equipment. Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 35, will be provided to any shareholder upon request to the Secretary of the Company.

Compensation Committee Report on Executive Compensation.

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overview and Philosophy

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

    The   objectives  of  the  Company's  executive  compensation
program are to:

     Approve  compensation  policies  and  guidelines  that  will
     attract   and   retain   qualified  personnel   and   reward
     performance.

     Encourage   the   achievement  of  Company  performance   by
     utilizing a performance rated bonus plan.

    The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where
in   its   judgment   external,  internal  or   an   individual's
circumstances so warrant.

Executive Officer Compensation Program

    The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company.

Base Salary

    Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The
Compensation   Committee  periodically  reviews  each   executive
officer's compensation.

Annual Cash Incentive Compensation

    The   Performance  Rating  Management  Bonus  Plan   is   the
Company's annual incentive program for executive officers and key managers, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. Each year the relative value of these is adjusted based on the circumstance and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score which is weighted two-thirds for the current year and one-third for the prior year is applied to ten percent of earnings by division after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Option

    The stock option program is the Company's long-term incentive plan for executive officers and key managers. The
objectives   of   the  program  are  to  relate   executive   and
shareholder  long-term  interests  by  creating  a   strong   and
direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the
Company. On January 12, 1994, the Compensation Committee granted options totaling 74,000 to certain executive officers of the Company based on the foregoing criteria.

Benefits

   The  Company  provides  medical and  401(k)  benefits  to  the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1993 and are very minimal.

Chief Executive Officer Compensation

   Dr. Brock has served as President of the Company since he founded it in 1972. His base salary prior to the beginning of the fiscal year was $214,200, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry. During the year, the Compensation Committee increased Dr. Brock's base salary by $5,800 in recognition of the significant improvement in the performance of the Company based both on profitability and shareholder return. His base salary at the end of the fiscal year was $220,000.

   Dr. Brock's bonus in fiscal 1993 was $110,000. The bonus was determined in accordance with the Performance Rating Management Bonus Plan discussed above. On January 12, 1994, the Compensation Committee also granted Dr. Brock an option to acquire 20,000 shares of Company stock under the Company's 1992 Stock Option Plan in recognition of Dr. Brock's contribution to the Company's outstanding financial performance in 1993. The Compensation Committee believes Dr. Brock has managed the Company well in a challenging business climate and has achieved above-average results in comparison to others in 1993.

                                COMPENSATION COMMITTEE

                                E. D. Sloan, Jr., Chair
                                James R. Spear
                                George C. Dillon
                                Joseph Martin, Jr.
                                G.W. Jones

Section 16(a) Filing Requirements

   Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed, the Company believes that, during 1993 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. F. McKamy Hall failed to file a Form 4 to report the (i) exercise of an option in connection with the purchase of shares of the Company's Common Stock, and
(ii) the sale of such shares of the Company's Common Stock acquired through exercise of the option. Each of the foregoing deficiencies were corrected on a Form 5 filed by Mr. Hall on January 25, 1994.

                          AUDITORS

   Ernst & Young served as the Company's auditors for the year ended December 31, 1993, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   The reports of Ernst & Young on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young on the financial statements of the Company for each of the three most recent fiscal years were modified as to uncertainties as follows: "As discussed in Note 9 to the consolidated financial statements, the Company is a defendant in two patent infringement lawsuits and various other claims and lawsuits. The ultimate amount of liability cannot be determined at this time."

                   SOLICITATION OF PROXIES

   The cost of soliciting proxy appointments will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

                        OTHER MATTERS

    Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as
proxies   will  vote  thereon  in  accordance  with  their   best
judgment.

   Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.


                    SHAREHOLDER PROPOSALS

   Proposals  of  shareholders  of the  Company  intended  to  be presented for consideration at the 1994 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 25, 1994 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 1995 Annual Meeting of Shareholders.

                   FORM OF PROXY APPOINTMENT-FRONT


                   ASTEC INDUSTRIES, INC.
       PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
                   THE BOARD OF DIRECTORS
 For Annual Meeting of Shareholders to be Held on April 29,
                            1994


     The  undersigned  hereby appoints J. Don  Brock  and  Albert
E. Guth, and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on April 29, 1994, and at any adjournment thereof, as follows:


1. Authority Granted (except as indicated to the contrary below)

         Authority Withheld
                     to   vote  for  the  election  as  directors
                     of   the   Company  in  Class  II   of   the
                     three   nominees   set   forth   below    to
                     serve  until  the  1997  Annual  Meeting  of
                     Shareholders,  or  in  the  case   of   each
                     nominee   until   his  successor   is   duly
                     elected and qualified, as set forth in the accompanying Proxy Statement:

         Daniel K. Frierson; E.D. Sloan, Jr.; George C.
         Dillon; Robert G. Stafford

              (INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below.)






2. To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

         (Continued  and  to  be  signed  and  dated   on   other
         side)

                     FORM OF PROXY APPOINTMENT-BACK


THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSALS 1 AND 2.


IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names.
Executors,   administrators,  trustees,  guardians,  and   others
signing in a representative capacity should give full title. In order to insure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the
enclosed   business  reply  envelope.   If  you  do  attend   the
meeting,   you   may,   if   you  wish,   withdraw   your   proxy
appointment and vote in person.





                         Signature of Shareholder


                         DATED:                        , 1994




                         Signature of Shareholder


                         DATED:                         , 1994